SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549



                                       FORM 8-K

                                    CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the Securities
                                 Exchange Act of 1934



                   Date of Report (Date of earliest event reported)

                                   January 4, 1994


                                  ASHLAND COAL, INC.
                (Exact name or registrant as specified in its charter)



        Delaware                   1-9993                    61-0880012
    (State or other        Commission file number)        (I.R.S.Employer
    jurisdiction of                                      Identification No.)
incorporation or organization)



           2205 Fifth Street Road, Huntington, West Virginia    25701
                (Address of principal executive offices)     (Zip Code)



                   P.O. Box 6300, Huntington, West Virginia     25771
                                 (Mailing Address)           (Zip Code)



         Registrant's telephone number, including area code:  (304) 526-3333
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          Item 5.   Other Events.


          Extended Registration Statement

               Certain holders of Ashland Coal common stock acquired in connection with the 1992 acquisition by Ashland Coal of Dal-Tex Coal Corporation have elected to take advantage of the Company's offer to maintain for an additional year the effectiveness of the shelf registration statement, as amended, currently registering such holders' shares for public offering. In addition, at the request of certain of the selling shareholders named in the registration statement, Ashland Coal has agreed to indemnify such selling shareholders and certain brokers, dealers and agents acting on their behalf against certain liabilities under the Securities Act of 1933, as amended. Ashland Coal's obligation to maintain the current registration would have expired on the earlier of the date all registered shares were sold or May 10,
          1994. Instead, it is now anticipated that a post-effective amendment to the current registration statement reflecting the extension will be filed with the Securities and Exchange Commission after May 10, 1994, and that Ashland Coal will maintain the effectiveness of the amended registration statement for a one year period commencing on the date the Commission declares the amended registration statement effective.
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                                      SIGNATURES

               Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             ASHLAND COAL, INC.
                                             (Registrant)

                                             By:  /s/  Roy F. Layman
                                                  Administrative Vice
                                                  President and Secretary


                                             Date:  January 4, 1994
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